Exhibit 99.1


            Per-Se Technologies Reports First Quarter 2004 Results;
                 Completes First Quarter 2004 Form 10-Q Filing

    ATLANTA--(BUSINESS WIRE)--xx--Per-Se Technologies, Inc. (Nasdaq:
PSTIE), the leader in Connective Healthcare solutions that help physicians and hospitals realize their financial goals, today released its results for the first quarter ended March 31, 2004.
    On a GAAP basis, the Company reported revenue of $84.6 million; operating income of $3.9 million, or 4.6% of revenue, and income from continuing operations of $1.6 million, or $.05 per share on a fully diluted basis. During the first quarter, the Company incurred approximately $3.9 million related to the additional procedures requested by the Company's external auditors in connection with allegations of improprieties made in 2003 and 2004. Also during the first quarter, the Company incurred restructuring expenses of $47,000 associated with the July 2003 creation of the Hospital Services division. Excluding these expenses (on a non-GAAP basis), the Company had operating income of $7.8 million, or 9.2% of revenue; and income from continuing operations of $5.6 million, or $.16 per share on a fully diluted basis, for the first quarter.
    For comparison purposes, in the first quarter of 2003, the Company reported revenue of $82.0 million and operating income of $8.0 million, or 9.8% of revenue. Income from continuing operations, excluding loss on extinguishment of debt (a non-GAAP measure), in the first quarter of 2003 was $3.3 million, or $.11 per share on a fully diluted basis.
    Cash flow from continuing operations for the quarter ended March 31, 2004, was a use of cash of $0.7 million compared to a use of cash of $5.2 million for the quarter ended March 31, 2003. Cash flow from continuing operations for 2004 includes an approximately $2.4 million use of cash related to the additional procedures.
    "Our operations performed well with strong new sales performance in both divisions," stated Philip M. Pead, Per-Se's chairman, president and chief executive officer. "Excluding the costs associated with the additional procedures, our income from continuing operations increased more than 65% over the prior year quarter and our cash flow from continuing operations was a positive $1.7 million instead of historical negative cash flow in the first quarter."

    Segment Performance

    The Physician Services division reported revenue and operating income of $63.2 million and $6.0 million, respectively, for the first quarter of 2004, compared to revenue and operating income of $62.1 million and $7.3 million, respectively, for the first quarter of 2003. There was one more business day in the first quarter of 2004 compared to the prior year quarter.
    The division had operating margins of 9.4% in the first quarter of 2004 compared to 11.8% in the prior year period. As expected, margins were negatively impacted in the current year quarter by costs associated with the implementation of the record level of net new business sold during the quarter.
    As reported in the Company's first quarter operational update on April 19, 2004, the Physician Services division achieved a record level of net new business sold of approximately $12 million during the first quarter of 2004 versus $3 million in the first quarter of 2003. The Company defines net new business sold as the annualized revenue value of new contracts signed in a period, less the annualized revenue value of terminated business in that same period.
    The division had a net backlog of approximately $5 million as of March 31, 2004 with a significant portion of the net new business sold during the first quarter already implemented into the division's recurring revenue stream. Net backlog represents the annualized revenue related to new contracts signed with the business still to be implemented, less the annualized revenue related to existing contracts where discontinuance notification has been received.
    "Our record net new business sold and the record level of new business implemented during the first quarter were important achievements for our revenue growth objectives for the division," stated Pead.
    The Hospital Services division reported revenue and operating income, excluding restructuring expenses (a non-GAAP measure), of $24.8 million and $5.8 million, or 23.6% of revenue, respectively, for the first quarter of 2004 compared to revenue and operating income of $23.2 million and $4.6 million, or 19.7% of revenue, respectively, for the first quarter of 2003. Including restructuring expenses, the division had operating income of $5.8 million, or 23.4% of revenue, during the current year quarter.
    Revenue in the division increased approximately 7% in the first quarter over the first quarter of 2003. Revenue was positively impacted by previously unbilled maintenance for certain software customers that is being recognized upon receipt of payment. Payments were higher than the Company originally anticipated during the first quarter.
    As reported in the Company's first quarter operational update, new business sold in the Hospital Services division during the first quarter of 2004 was approximately $7 million, compared to new business sold of approximately $6 million during the first quarter of 2003. Medical-related transaction volume increased approximately 6% in the first quarter compared to the prior year period.
    "Both our revenue cycle management products and our resource management products generated double-digit new sales growth in the quarter," stated Pead.

    Patient1 Sale Finalized

    The Company also announced today that it had finalized the closing balance sheet related to the July 2003 sale of its Patient1 clinical product line. Finalization of the closing balance sheet resulted in a positive working capital adjustment of $4.3 million, which is expected to be received on June 1, 2004. Patient1 is classified as discontinued operations for all periods presented.

    Lloyd's of London Settlement

    As previously reported on May 13, 2004, the Company reached a $20 million settlement with Lloyd's of London (Lloyd's). The Company was in litigation with Lloyd's following Lloyd's attempt in May 2002 to rescind certain Errors & Omissions Liability Policies and Directors and Officers Liability Policies issued by Lloyd's to the Company for the period December 31, 1998, to June 30, 2002. The settlement entails a $20 million cash payment that is payable by Lloyd's 60 days from the settlement date or in early July 2004.
    During the first quarter, the Company incurred approximately $0.7 million, or $.02 per share on a fully diluted basis, in litigation expenses related to the Company's dispute with Lloyd's. By comparison, in the first quarter of 2003, the Company incurred approximately $1.3 million, or $.04 per share on a fully diluted basis, in increased insurance premiums and litigation expenses related to the Lloyd's matter.
    Cash flow for the first quarter of 2004 was negatively impacted by approximately $3.4 million related to the dispute with Lloyd's compared to $2.8 million in the first quarter of 2003. As of March 31, 2004, and at the time of settlement, the Company had an $18.3 million receivable from Lloyd's associated with legal and settlement costs in excess of the applicable Lloyd's policies' deductible.

    Outlook

    The Company reiterates its previously issued full year guidance for 2004. The Company expects consolidated revenue growth in 2004 of 7% to 9% over the prior year and, excluding the costs associated with the additional procedures and the anticipated gain on the Lloyd's settlement, the Company expects fully diluted earnings per share from continuing operations of $.85 to $.95. The costs associated with the additional procedures were $3.9 million, or $.11 per fully diluted share, in the first quarter and are expected to be in the range of $2.0 to $3.0 million, or $.06 to $.09 per fully diluted share in the second quarter. The Company anticipates recognizing a gain on the Lloyd's settlement of approximately $1.7 million, or $.05 per fully diluted share, during the third quarter.
    The Company's fully diluted earnings per share from continuing operations expectations by quarter are outlined in the following table:


                         Second      Third       Fourth       Full
2004                    Quarter      Quarter    Quarter       Year
----------------------------------------------------------------------
Earnings per share    $.17 - $.20 $.24 - $.28 $.28 - $.31 $.85 - $.95
----------------------------------------------------------------------


    By segment, the Company expects revenue growth for the Physician Services division of between 6% and 8% and operating margins for the division of 12% to 13%. As anticipated, the implementation of the significant new business sold during first quarter negatively impacted margins in the division in the first quarter and, as stated in the fourth quarter release, this is expected to also negatively impact margins in the second quarter.
    For the Hospital Services division, the Company expects revenue growth of 8% to 10% and operating margins of 21% to 22%. Operating margins throughout 2004 will be lower than the prior year as the division invests in strategic product initiatives.
    The Company expects cash flow from continuing operations for the full year 2004 to be between $48 million and $51 million. The Company continues to expect capital expenditures and capitalized software development costs to be between $15 million and $16 million. This cash flow guidance is consistent with the Company's previous expectations of cash generated by the business and also includes the costs of the additional procedures of $6 million to $7 million and the positive net cash flow impact of the Lloyd's settlement of approximately $15 million.
    "I am pleased with our operational performance to date in 2004," stated Pead. "With our strong net new business sold performance in the first quarter and our positive view of pipeline deals, I am confident in our ability to achieve our revenue and profitability targets this year," stated Pead.

    Nasdaq Listing

    On May 21, 2004, the Company announced that, as expected, it had received a noncompliance notification from The Nasdaq Stock Market (Nasdaq) due to the delay in filing the Company's first quarter 2004 Form 10-Q. The delay in filing the Form 10-Q was the only deficiency cited.
    The Company filed its first quarter Form 10-Q this afternoon. That filing brings the Company back into compliance with Nasdaq listing standards.

    Conference Call

    Per-Se will host a conference call for institutional investors and security analysts at 4:45 p.m. Eastern time today. All interested investors are invited to access a live audio broadcast of the call via Webcast. The Webcast can be accessed at www.per-se.com in the Investors section by selecting the Webcast link. Listeners should go to the website at least 15 minutes before the scheduled start time of the conference call to download and install any necessary audio software. For those unable to listen to the live broadcast of the call, a replay will be available shortly after completion of the call and will be archived on Per-Se's website for approximately 60 days.

    About Per-Se Technologies

    Per-Se Technologies (Nasdaq: PSTIE) is the leader in Connective Healthcare. Connective Healthcare solutions from Per-Se enable physicians and hospitals to achieve their income potential by creating an environment that streamlines and simplifies the complex administrative burden of providing healthcare. Per-Se's Connective Healthcare solutions help reduce administrative expenses, increase revenue and accelerate the movement of funds to benefit providers, payers and patients. More information is available at www.per-se.com.

    Safe Harbor Statement

    This Press Release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of the Company and members of its management team with respect to the Company's future business operations as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to, revenue projections, operating income projections, operating margin projections, earnings per share from continuing operations projections, cash flow projections, costs and earnings and cash flow impact of the additional procedures performed in conjunction with the Company's year-end audit, the working capital adjustment finalizing the Patient1 sale, the decision of the Nasdaq Listing Qualifications Panel, and the Lloyd's settlement. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to, failure to realize improvements in performance, efficiency and profitability, failure to complete anticipated sales under negotiations, failure to successfully implement sales backlog, lack of revenue growth, client losses and adverse developments or increased costs with respect to litigation, costs exceeding current estimates for the additional procedures, adverse developments with respect to the operation or performance of the Company's business units or the market price of its common stock, and the delisting of the Company's common stock by Nasdaq. Additional factors that would cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company's Safe Harbor Compliance Statement included in the Company's Form 10-Q for the quarter ended March 31, 2004 and Form 10-K for the year ended December 31, 2003. The Company disclaims any responsibility to update any forward-looking statements.
    The Company believes that operating income and operating margins excluding restructuring expenses and additional procedures expenses, and income from continuing operations and earnings per share from continuing operations excluding restructuring expenses, additional procedures expenses and gain on Lloyd's settlement, and Hospital Services and Corporate operating income and operating margins excluding restructuring expenses and additional procedures expenses as well as cash flow from operations excluding restructuring expenses and additional procedures expenses are additional meaningful measures of operating performance. However, this information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating and other financial information as determined under U.S. generally accepted accounting principles.




              PER-SE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                           SEGMENT REPORTING
                       (unaudited, in thousands)

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2004      2003
                                                    --------  --------
Revenue
 Physician Services                                $ 63,183  $ 62,069
 Hospital Services                                   24,771    23,166
 Eliminations                                        (3,353)   (3,237)
                                                    --------  --------
   Consolidated                                    $ 84,601  $ 81,998
                                                    ========  ========

Operating Income
 Physician Services                                $  5,953  $  7,335
 Hospital Services (1)                                5,849     4,570
 Corporate (1)                                       (3,980)   (3,905)
                                                    --------  --------
                                                   $  7,822  $  8,000
 Other Expenses (1)                                   3,961        --
                                                    --------  --------
   Consolidated                                    $  3,861  $  8,000
                                                    ========  ========
(1) Hospital Services excludes restructuring expenses of approximately $47,000 and Corporate excludes additional procedure expenses of approximately $3,914,000 for the three months ended March 31, 2004.






                 CONDENSED CONSOLIDATED BALANCE SHEETS
                       (unaudited, in thousands)

                                              March 31,   December 31,
                                                 2004         2003
                                             ------------ ------------
Assets
Cash and cash equivalents                   $     20,502 $     25,271
Restricted cash                                       77           66
Accounts receivable, net                          49,532       47,948
Lloyd's receivable                                18,277       17,405
Other current assets                               6,852        6,183
Property and equipment                            15,937       16,434
Goodwill                                          32,549       32,549
Other intangible assets                           19,129       19,787
Other                                              5,651        5,881
Net assets of discontinued operations (2)            ---          129
                                             ------------ ------------
                                            $    168,506 $    171,653
                                             ============ ============

Liabilities and Stockholders' Deficit
Current liabilities                         $     41,607 $     43,726
Deferred revenue                                  20,238       20,334
Current portion of long-term debt                 12,500       12,500
Long-term debt                                   106,250      109,375
Other long-term obligations                        1,995        2,908
Net liabilities of discontinued operations
 (2)                                                 ---          422
Stockholders' deficit                            (14,084)     (17,612)
                                             ------------ ------------
                                            $    168,506 $    171,653
                                             ============ ============
(2) Net assets and net liabilities of discontinued operations at December 31, 2003, included Business1.






              PER-SE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
            (unaudited, in thousands except per share data)

                                                    Three Months Ended
                                                        March 31,
                                                    ------------------
                                                     2004      2003
                                                    --------  --------

Revenue                                            $ 84,601  $ 81,998
                                                    --------  --------

Salaries and wages                                   49,684    47,613
Other operating expenses                             23,201    22,094
Depreciation                                          2,101     2,498
Amortization                                          1,793     1,793
Restructuring expenses                                   47        --
Additional procedures expenses                        3,914        --
                                                    --------  --------
        Operating income                              3,861     8,000
                                                    --------  --------
Interest expense, net                                 2,022     4,374
Loss on extinguishment of debt                           --       221
                                                    --------  --------
        Income before income taxes                    1,839     3,405
Income tax expense                                      232       284
                                                    --------  --------
        Income from continuing operations             1,607     3,121
                                                    --------  --------
Loss from discontinued operations,
    net of tax - Patient1                               (18)     (509)
Loss on sale of Patient1                                (66)       --
Loss from discontinued operations,
    net of tax - Business1                             (303)     (764)

Loss on sale of Business1                              (130)       --
Loss from discontinued operations,
    net of tax - Other                                  (63)      (11)
                                                    --------  --------
        Net income                                 $  1,027  $  1,837
                                                    ========  ========

Diluted net income (loss) per common share:
Income from continuing operations excluding
      restructuring expenses, additional procedures
      expenses and extinguishment of debt          $   0.16  $   0.11
      Restructuring expenses                             --        --
      Additional procedures expenses                  (0.11)       --
      Extinguishment of debt                             --     (0.01)
                                                    --------  --------
        Income from continuing operations              0.05      0.10
                                                    --------  --------
Loss from discontinued operations, net of tax -
 Patient1                                                --     (0.02)
Loss on sale of Patient1                                 --        --
Loss from discontinued operations, net of tax -
 Business1                                            (0.01)    (0.02)
Loss on sale of Business1                             (0.01)       --
Loss from discontinued operations, net of tax -
 Other                                                   --        --
                                                    --------  --------
      Net income                                   $   0.03  $   0.06
                                                    ========  ========

Weighted average shares used in computing diluted
      earnings per share                             34,200    31,037
                                                    ========  ========





                       PER-SE TECHNOLOGIES, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (unaudited, in thousands)

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                       2004      2003
                                                    -------- ---------
Cash Flows From Operating Activities:
Net income                                         $  1,027 $   1,837
Adjustments to reconcile net income to cash used
 for operating activities:
        Depreciation and amortization                 3,894     4,291
        Write-off of unamortized deferred financing
         costs                                           --       221
        Loss on sale of discontinued operations and
         other                                          196        --
        Loss from discontinued operations               384     1,284
        Changes in assets and liabilities,
         excluding effects of acquisitions and
         divestitures                                (6,214)  (12,809)
                                                    -------- ---------
    Net cash used for continuing operations            (713)   (5,176)
    Net cash used for discontinued operations          (483)   (3,013)
                                                    -------- ---------
    Net cash used for operating activities           (1,196)   (8,189)
                                                    -------- ---------

Cash Flows From Investing Activities:
Purchases of property and equipment                  (1,629)   (1,124)
Software development costs                           (1,135)     (642)
Transaction costs on sale of discontinued
 operations                                            (196)       --
Other                                                   (17)      (18)
                                                    -------- ---------
    Net cash used for continuing operations          (2,977)   (1,784)
    Net cash used for discontinued operations           ---      (790)
                                                    -------- ---------
    Net cash used for investing activities           (2,977)   (2,574)
                                                    -------- ---------

Cash Flows From Financing Activities:
Proceeds from the exercise of stock options           2,529        70
Repayments of debt                                   (3,125)  (15,014)
                                                    -------- ---------
    Net cash used for financing activities             (596)  (14,944)
                                                    -------- ---------

Cash and Cash Equivalents:
Net change in cash                                   (4,769)  (25,707)
Balance at beginning of period                       25,271    46,748
                                                    -------- ---------
Balance at end of period                           $ 20,502 $  21,041
                                                    ======== =========





      RECONCILIATION OF CONSOLIDATED OPERATING INCOME AND MARGIN,
            INCOME FROM CONTINUING OPERATIONS AND EPS, AND
                 CASH FLOW FROM CONTINUING OPERATIONS
                       (unaudited, in thousands)

                                                Three Months Ended
                                                  March 31, 2004
                                                -----------------
                                                          % of
                                                        Revenue
                                                        --------
Operating income excluding restructuring
 expenses and additional procedures
 expenses                                        $ 7,822     9.2%
  Restructuring expenses                             (47)
   Additional procedures expenses                 (3,914)
                                                  --------------
Consolidated operating income                    $ 3,861     4.6%
                                                  ======= =======

                                                        Increase
                                                          over
                                                          prior
                                                           year   EPS
Income from continuing operations excluding             -------------
 restructuring expenses and additional
 procedures expenses                             $ 5,568   66.6%$.16
  Restructuring expenses                             (47)         --
  Additional procedures expenses                  (3,914)       $.11
                                                  -------        ----
Income from continuing operations                $ 1,607  (48.5%)$.05
                                                  =======         ====

Cash flow from continuing operations, excluding
 restructuring expenses and additional
 procedures expenses                             $ 1,734
   Restructuring expenses                            (47)
   Additional procedures                          (2,400)
                                                  -------
Cash flow from continuing operations             $  (713)
                                                  =======

                                                  Three Months
                                                      Ended
                                                 March 31, 2003
                                                -----------------
                                                          EPS
                                                        --------
Income from continuing operations excluding loss
 on extinguishment of debt                       $ 3,342 $   .11
   Loss on extinguishment of debt                   (221)   (.01)
                                                  ------- -------
Income from continuing operations                $ 3,121 $   .10
                                                  ======= =======


    Operating income and income from continuing operations, excluding restructuring expenses and additional procedures expenses

    The Company believes operating income, excluding restructuring and additional procedures expenses, and income from continuing operations and related earnings per share from continuing operations, excluding restructuring expenses and additional procedures expenses, are additional meaningful measures of operating performance to facilitate comparisons to previously issued guidance that excluded these items. These measures represent the earnings generated from the "base business" excluding (1) the costs associated with reorganization of the Company's operating structure following the Patient1 divestiture, and (2) the costs associated with the additional procedures requested by the Company's external auditors associated with allegations of improprieties. These expenses are special in nature. Internally, the Company uses this measure to evaluate its operational performance. While the Company believes this measure is meaningful and useful to the readers of the financial statements, this measure will be different from comparable information provided by other companies and should not be used as an alternative to our operating and other financial information as determined under U.S. generally accepted accounting principles.

    Cash flow from continuing operations, excluding restructuring expenses and additional procedures expenses

    The Company believes cash flow from continuing operations, excluding restructuring and additional procedures expenses, is an additional meaningful measure of cash flow performance to facilitate comparisons to previously issued guidance that excluded these items. These measures represent the cash generated from the "base business" excluding (1) the costs associated with reorganization of the Company's operating structure following the Patient1 divestiture, and
(2) the costs associated with the additional procedures requested by the Company's external auditors associated with allegations of improprieties. These expenses are special in nature. Internally, the Company uses this measure to evaluate its cash flow performance. While the Company believes this measure is meaningful and useful to the readers of the financial statements, this measure will be different from comparable information provided by other companies and should not be used as an alternative to our operating and other financial information as determined under U.S. generally accepted accounting principles.

    Income from continuing operations, excluding loss on extinguishment of debt

    The Company believes income from continuing operations, excluding loss on extinguishment of debt and related earnings per share is an additional meaningful measure of operating performance to facilitate comparisons to previously issued guidance that excluded these items. These measures represent the earnings generated from the "base business" excluding the costs associated with the refinancing and retirement of the Company's debt. These expenses are special in nature. Internally, the Company uses these measures to evaluate the operational performance of the Company. While the Company believes these measures are meaningful and useful to the readers of the financial statements, these measures will be different from comparable information provided by other companies and should not be used as an alternative to our operating and other financial information as determined under U.S. generally accepted accounting principles.




         RECONCILIATION OF SEGMENT OPERATING INCOME AND MARGIN
                       (unaudited, in thousands)

                                                   Three Months Ended
                                                      March 31, 2004
                                                     ----------------
                                                                % of
                                                               Revenue
                                                              --------
Hospital Services excl. restructuring expenses
Operating income excluding restructuring expenses     $ 5,849    23.6%
  Restructuring expenses                                  (47)
                                                       ---------------
Operating income                                      $ 5,802    23.4%
                                                       ===============

Corporate excluding additional procedures expenses
Operating income excluding additional procedures
 expenses                                             $(3,980)
  Additional procedures expenses                       (3,914)
                                                       -------
Operating income                                      $(7,984)
                                                       =======


    Operating income excluding restructuring expenses for Hospital Services and excluding additional procedures expenses for Corporate

    The Company believes operating income, excluding restructuring, for the Hospital Services segment and operating income, excluding additional procedures expenses, for the Corporate segment are additional meaningful measures of operating performance to facilitate comparisons to previously issued guidance that excluded these two items. These measures represent the earnings generated or expenses associated with the "base business" excluding the costs associated with the reorganization of the Company's operating structure following the Patient1 divestiture and excluding costs associated with additional procedures requested by the Company's external auditors associated with allegations of improprieties. These expenses are special in nature. Internally, the Company uses these measures to evaluate its operational performance. While the Company believes these measures are meaningful and useful to the readers of the financial statements, these measures will be different from comparable information provided by other companies and should not be used as an alternative to our operating and other financial information as determined under U.S. generally accepted accounting principles.




                      RECONCILIATION OF GUIDANCE
                       (unaudited, in thousands)

                                                           Year Ended
                                                          December 31,
2004 EPS Guidance                                             2004
                                                         -------------
EPS from continuing operations excluding restructuring
  and additional procedures expenses and gain on Lloyd's
  settlement                                              $.85 - $.95
  Restructuring expenses                                            -
  Additional procedures                                  (.17) - (.20)
   Gain on Lloyd's settlement                                    $.05
                                                         -------------
EPS from continuing operations                            $.70 - $.83
                                                         =============


    EPS from continuing operations, excluding restructuring and additional procedures expenses and the gain on Lloyd's settlement - guidance

    The Company believes earnings per share from continuing operations, excluding restructuring and additional procedures expenses and the gain on Lloyd's settlement, is an additional meaningful measure of operating performance as it represents the earnings generated from the "base business" excluding (1) the costs associated with the reorganization of the Company's operating structure following the divestiture of the Patient1 product line, (2) the costs associated with additional procedures requested by the Company's external auditors associated with allegations of improprieties as well as (3) the gain on the settlement of the Company's litigation with Lloyd's. These expenses are special in nature. Internally, the Company uses this measure to evaluate the operational performance of the Company. While this measure is meaningful and useful, it will be different from comparable information provided by other companies and should not be used as an alternative to our operating and other financial information as determined under U.S. generally accepted accounting principles.

    CONTACT: Per-Se Technologies, Atlanta
             Michele Howard, 770-444-5603
             michele.howard@per-se.com